Sharon D. Mitchell, Attorney at Law

SD Mitchell & Associates, PLC

829 Harcourt Rd. ∙ Grosse Pointe Park, Michigan 48230

57492 Onaga Trail ∙ Yucca Valley, California 92284

1410 Washington Drive ∙ Stafford, Virginia 22554

(248) 515-6035 (Telephone) ∙ (248) 751-6030 (Facsimile)

sharondmac@att.net

*Admitted in Michigan

6 May 2012

Mr. Haisam Hamie

President

Havana Furnishings, Inc.

Edificio Ultramar Plaza

Apt. #4A 47th Street

Panama City, Panama

Re:  Form S-1 Registration Statement

Dear Mr. Hamie:

You have requested that we furnish you our legal opinion with respect to the legality of the following described securities of Havana Furnishings, Inc. (the “Company”) covered by a Form S-1 Registration Statement (“Registration Statement”), filed with the Securities and Exchange Commission for the purposed of registering such securities under the Securities Act of 1933:

   4,000,000 shares of common stock, $0.00001 par value (“Common Stock”)

In connection with this opinion, we have examined the corporate records of the Company, including the Company’s Certificate of Incorporation, Bylaws, and the Registration Statement and Prospectus, as well as such other documents and records as we deemed relevant in order to render this opinion.  In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies and the authenticity of the originals of such copies.

Based on the forgoing and in reliance thereon, and subject to the qualification and limitations set forth below, we are of the opinion that the Company is duly organized in the State of Nevada, validly existing and in good standing as a corporation under the laws of the State of Nevada.

It is our opinion that all of the 4,000,000 shares of Common Stock described in the S-1 Registration Statement, when issued in accordance with the terms and conditions set forth in the Registration Statement, will be fully authorized, validly issued, fully paid and non-assessable.

Mr. Haisam Hamie

Havana Furnishings, Inc.

6 May 2012

Nothing herein shall be deemed to relate to or to constitute an opinion concerning any matters not specifically set forth above.  The foregoing opinions relate only to matters of the internal law of the State of Nevada without reference to conflict of laws and to matters of federal law, and we do not purport to express any opinion on the laws of any other jurisdiction.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and further consent to statements made therein regarding our firm and use of our name under the heading “Legal Matters” in the Prospectus constituting a part of such Registration Statement.

With best regards,

Sharon D. Mitchell